Exhibit 10.1
April 9, 2002

Rick Ungar
305 Dalehurst Avenue
Los Angeles, CA 90024

Dear Rick:

This will confirm our understanding and agreement that the Employment Agreement dated October 29, 1999 between Marvel Enterprises, Inc. ("Marvel") and you ("Employment Agreement"), and the Loan Out Agreement dated October 29, 1999, between Marvel and your wholly owned subsidiary, Brentwood Television Funnies, Inc., ("Loan Out Agreement"), as such agreements were amended by letter agreement dated July 19, 2001, shall be further amended as follows:

1. The amendments to the Employment Agreement and Loan Out Agreement contained in the letter agreement dated July 19, 2001, are hereby revoked in their entirety.

2. Paragraph 1.3 of the Employment Agreement shall be deleted and the following substituted in its place:

                  "1.3 Location.The duties to be performed by the Executive hereunder shall be performed in Los Angeles and at Executive's primary residence in Ajijic, Jalisco, Mexico, it being recognized by the Company that Executive shall be entitled to perform his services at his residence so long as he is able to perform his duties hereunder effectively with respect to the supervision and coordination of the Company's television projects. The Executive understands and agrees that the Company may require Executive to spend up to seven (7) business per month away from his principal residence in connection with his duties hereunder and such additional time as may be reasonably necessary to supervise and coordinate the Company's television projects."

3. Paragraph 2.1 of the Employment Agreement shall be amended to read as follows:

                  "2.1 The Term. The term of the Executive's employment under this Agreement (the "Term") shall commence on October 25, 1999 (the

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         "Effective  Date") and shall end on October 25,  2003 (the  "Expiration
         Date"). The Term shall end earlier than the Expiration Date if sooner terminated pursuant to Section 4 hereof."

4. Paragraph 2.of the Loan Out Agreement shall be amended to read as follows:

               "2. Term. The term of the engagement under this Agreement ("Term") shall commence on October 25, 1999 (the "Effective Date") and shall end on October 255, 2003 (the "Expiration Date"). The Term shall earlier than the Expiration Date if sooner terminated pursuant to
          Section 4. hereof."

5. Paragraph 4.6(b) of the Employment Agreement shall be amended to read as follows:

              "(b) Except as provided in Section 4.6(c) of this Agreement, if the Term is terminated (A) by the Executive pursuant to clauses (i),
         (ii) or (iii) of Section 4.5(a) of this Agreement (B) by the Company other than pursuant to Section 4.1, 4.2, 4.3 or 4.4 of this Agreement, or (C) by the Executive pursuant to Section 4.5(c) of this Agreement in connection with or following termination of the Loan Out Term under the circumstances described in clause (A) or (B) of Section 4.6(b) of the Loan Out Agreement, the Company shall continue thereafter to provide the Executive (i) payments of Base Salary in the manner and amounts specified in Section 3.1 until six (6) months from the date of termination, a Pro Rata Bonus, and if termination occurs at any time after a bonus has been awarded under Section 3.2 in respect of a previously completed fiscal year and prior to the time that the bonus has been paid, the amount of that bonus, and (iii) fringe benefits in the manner and amounts specified in Section 3.5 until the earlier of the Expiration Date, the period ending on the date the Executive begins work as an employee or consultant for any other entity or twelve (6) months after the date of termination. In addition, all equity arrangements provided to the Executive hereunder or under any employee benefit plan of the Company shall continue to vest for the period specified in clause (iii) of this Section 4.6(b)(unless vesting is accelerated upon the occurrence of a Third Party Change in Control as described in Schedule I) and shall remain exercisable for ninety days after the end of that period. Bonuses payable pursuant to this Section 4.6(b), other than the Pro Rata Bonus, shall be payable in the manner described in Section 3.2 within 30 days after the date of termination. The Pro Rata Bonus to which the Executive is entitled, if any, shall be paid within the time period provided in Section 4.6(a) of this Agreement. The Executive shall have no duty or obligation to mitigate the amounts or benefits required to be provided pursuant to this
         Section 4.6(b), nor shall any such amounts or benefits be reduced or offset by any other amounts to which Executive may become entitled; provided, that if the Executive becomes eligible to receive medical or other welfare benefits under another employer provided plan, the corresponding medical and other welfare benefits provided under this
         Section 4.6(b) shall be terminated."

6. Paragraph 4.6 (b) of the Loan Out Agreement shall be amended to read as follows:

                       "(b) Except as provided in Section 4.6(c) of this Agreement, if the Term is terminated (A) by the Lender pursuant to clauses (i) or (ii) of Section 4.5(a) of this Agreement, (B) by the Company other than pursuant to Section 4.1, 4.2, 4.3 or 4.4 of this Agreement, or (C) by the Lender pursuant to Section 4.5(c) of this Agreement in connection with or following termination of the Employment

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        Term under the circumstances  described in clause (A) or (B) of Section
         4.6(b) of the Employment Agreement, the Company shall continue thereafter to pay the Producer Fee to the Lender for a period of six
         (6) months. The Lender shall have no duty or obligation to mitigate the amounts or benefits required to be provided pursuant to this Section 4.6(b), nor shall any such amounts or benefits be reduced or offset by any other amounts to which Lender may become entitled."

7. Paragraph 4.6(c) of the Employment Agreement shall be amended to read as follows:

                  "(c) If the Term is terminated upon or following the occurrence of a Third Party Change in Control (as defined in Section 4.6(d)) or in contemplation of a Third Party Change in Control, and such termination is by the Executive pursuant to Section 4.5(a) of this Agreement, by the Company other than pursuant to Section 4.1, 4.2, 4.3 or 4.4 of this Agreement or by the Executive pursuant to Section 4.5(c) of this Agreement in connection with or following termination of the Loan Out Agreement under the circumstances described in to clause (A) or (B) of Section 4.6(b) of the Loan Out Agreement, the Company shall thereafter provide the Executive (i) an amount equal to two (2) times the sum of (x) the then current Base Salary and (y) the average of the two most recent annual bonuses paid (treating any annual bonus which is not paid as a result of the Executive's failure to attain the Bonus Performance Goals as having been paid in an amount equal to zero) to the Executive during the Term (or if only one annual bonus has been paid, the amount of that annual bonus, and if that termination occurs prior to the time at which the 1999 Bonus is paid, $100,000), to be paid in a lump sum within 30 days after the date of termination, and
         (ii) benefits in the manner and amounts specified in Section 3.5 until the second anniversary of the date of termination or, with respect to medical and other welfare benefits, when the Executive becomes eligible to receive medical or other welfare benefits under another employer provided plan if sooner than the second anniversary of the date of termination. In addition, all equity arrangements provided to the Executive hereunder or under any employee benefit plan of the Company shall continue to vest until the second anniversary of the date of termination unless vesting is accelerated upon the occurrence of the Third Party Change in Control as described in Schedule I."

8. Paragraph 4.6(c) of the Loan Out Agreement shall be amended to read as follows:

                  "(c) If the Term is terminated upon or following the occurrence of a Third Party Change in Control (as defined in Section 4.5(d)) or in contemplation of a Third Party Change in Control, and such termination is by the Lender pursuant to Section 4.5(a) of this Agreement, by the Company other than pursuant to Section 4.1, 4.2, 4.3 or 4.4 of this Agreement, or by the Lender pursuant to Section 4.5(c) of this Agreement in connection with or following termination of the

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        Employment Term under the circumstances  described in clause (A) or (B)
         of Section 4.6(b) of the Employment Agreement, the Company shall thereafter pay to the Producer an amount equal to two (2) times the then current Producer Fee."

If the foregoing correctly sets forth our agreement, please sign and return a copy of this letter to me.

                  Sincerely

                  Marvel Enterprises, Inc.

                  /s/ Allen S. Lipson
                  ----------------------
                  By: Allen S. Lipson,


                  Agreed to and accepted
                  This 25th day of  April, 2002

                  /s/ Richard Ungar
                  ------------------
                  Richard Ungar

                  Brentwood Television Funnies, Inc.

                  By: /s/ Richard Ungar
                     -----------------------
                      Rick Ungar, President